As filed with the Securities and Exchange Commission on March 19, 2025

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

PRECISION OPTICS CORPORATION, INC.
(Exact name of registrant as specified in its charter)

Massachusetts	04-2795294
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

22 East Broadway Gardner, Massachusetts	01440
(Address of Principal Executive Offices)	(Zip Code)

Precision Optics Corporation, Inc. 2022 Equity Incentive Plan

(Full title of the plans)

Joseph N. Forkey

Chief Executive Officer

Precision Optics Corporation, Inc.

22 East Broadway

Gardner, Massachusetts 01440

(978) 630-1800

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

Copies to:

Thomas S. Brennan

ArentFox Schiff LLP

800 Boylston Street, 32nd Floor

Boston, Massachusetts 02199

(617) 973-6197

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Securities Exchange Act of 1934:

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act. ☐

PART I

STATEMENT PURSUANT TO GENERAL INSTRUCTION E
OF FORM S-8 “REGISTRATION OF ADDITIONAL SECURITIES”

The contents of the Registration Statement on Form S-8 (File No. 333-275180), filed by the Registrant with the Securities and Exchange Commission on October 26, 2023, registering shares of its Common Stock, par value $0.01 per share, issuable under the Plan, are hereby incorporated by reference.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

Exhibit Number	Description
4.1	Restated Articles of Organization of Precision Optics Corporation, Inc. (Incorporated by reference to Exhibit 3.1 to the Registrant’s Annual Report on Form 10-K filed on September 28, 2023)
4.2	Amended and Restated Bylaws of Precision Optics Corporation, Inc. (Incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on July 11, 2014)
4.3	Amendment to the Amended and Restated Bylaws of Precision Optics Corporation, Inc. effective May 13, 2022 (Incorporated by reference to Exhibit 3.5 to the Registrant’s Quarterly Report on Form 10-Q filed on May 16, 2022)
4.4	Articles of Amendment to the Amended Articles of Organization as filed with the Commonwealth of Massachusetts on October 24, 2022; and Articles of Amendment as filed with the Commonwealth of Massachusetts on October 26, 2022, to override the earlier amendment (Incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on November 2, 2022)
4.5	Articles of Amendment to the Amended Articles of Organization as filed with the Commonwealth of Massachusetts on October 27, 2022, to set revised effective date of reverse stock split (Incorporated by reference to Exhibit 3.2 to the Current Report on Form 8-K filed on November 2, 2022)
5*	Opinion of ArentFox Schiff LLP
10	Precision Optics Corporation, Inc. 2022 Equity Incentive Plan (incorporated by reference to Exhibit 10.1 to the Registrant’s Registration Statement on Form S-8 filed on October 26, 2023)
23.1*	Consent of ArentFox Schiff LLP (included in Exhibit 5)
23.2*	Consent of Stowe & Degon LLC
24	Power of Attorney (included on the signature page)
107*	Filing fee table

_____________________________

* Filed herewith.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the town of Gardner, Commonwealth of Massachusetts, on March 19, 2025.

PRECISION OPTICS CORPORATION, INC.
(Registrant)

By:	/S/ Joseph N. Forkey
Joseph N. Forkey
Chief Executive Officer, President and Treasurer (Principal Executive Officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Joseph N. Forkey or Wayne M. Coll as attorney-in-fact and agent, with full power of substitution and re-substitution, to sign on his or her behalf, individually and in any and all capacities, including the capacities stated below, any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting to said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated:

SIGNATURE	TITLE	DATE

/s/ Joseph N. Forkey	Chief Executive Officer, President and Director
Joseph N. Forkey	(Principal Executive Officer)	March 19, 2025

/s/ Wayne M. Coll	Chief Financial Officer
Wayne M. Coll	(Principal Financial Officer and Principal Accounting Officer)	March 19, 2025

/s/ Peter H. Woodward	Director, Chairman
Peter H. Woodward		March 19, 2025

/s/ Buell Duncan	Director
Buell Duncan		March 19, 2025

/s/ Andrew J. Miclot	Director
Andrew J. Miclot		March 19, 2025

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